ORDER FORM

                              QUADRAMED CORPORATION
                                 22 Pelican Way
                          San Rafael, California 94901

                       SOFTWARE LIMITED LICENSE AGREEMENT

This Order Form is made and entered into pursuant to the terms and conditions of the Software License and Services Agreement dated December 31, 1999 by and between MedGroup Corporation and QuadraMed Corporation.

DATE OF AGREEMENT:                    ___________________________

LICENSEE NAME:                        MedGroup Corporation
                                      1880 Willow Park Way, Suite B
                                      Monument, CO 80132

AUTHORIZED CONTACT:                   Alice Zetner
                                      719 481-1500

TERM OF LICENSE:                      Limited Term:  3 years

PRODUCT:                   nCoder+(TM)

                           Interface Software:  N/A

AUTHORIZED FACILITIES:                MedGroup Corporation
                                      1880 Willow Park Way, Suite B
                                      Monument, CO 80132

NUMBER OF LICENSED USERS:             Twenty-three

DESIGNATED SYSTEM: Licensee's hardware and operating system meeting the minimum requirements to run the Product as specified in attached Hardware Requirement.


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1. LICENSE FEES
---------------

Prices are subject to change. To receive prices quoted hereon, Agreement must be signed by Licensee and received by QuadraMed on or before December 30, 1999.

nCoder+(TM)/Stand-Alone Version (Migration from WinCoder+)

         Workstations 1 -1                                         $3,000
         Workstation 2-19 @ $575/user                             $10,925

CPT Master & CPT Crosswalk/Stand-Alone Version                   Included
         Workstations 1-20

The Coder's Bookshelf/Stand-Alone Version                        Included
         Workstations 1-20

Sybase SQL Anywhere (20 copies)                                  Included

REMOTE MAINTENANCE EQUIPMENT (one-time fees)

         US Robotics 56.6K internal modem (client already has)   N/A
         PCAnywhere for Windows (client already has)             N/A

INSTALLATION AND TRAINING

         $1,500 each day on-site - plus expenses
                                             SUBTOTAL              13,925
                                             DISCOUNT               1,000

                                    TOTAL ANNUAL                  $12,925


2. ANNUAL CUSTOMER SUPPORT FEES
-------------------------------

The current Customer Support fees are as follows:
Customer Support, nCoder+(TM), per year, 20 workstations        Included

Customer Support, CPT Master & CPT Crosswalk, per year,
 20 workstations                                                Included

Customer Support, The Coder's Bookshelf, per year,
 20 workstations                                                Included


TOTAL ANNUAL CUSTOMER SUPPORT FEES:                             Included

3. PRICE INCREASES:
-------------------

QuadraMed may increase license and/or Customer Service fees on an annual basis. Such increases will not exceed the Consumer Price Index for that annual contract period. Notice of any such fee changes will be provided to Licensee at lease 45 days prior to the annual renewal date.

4. PAYMENT SCHEDULE
-------------------

Unless stated elsewhere in this Order Form, the following payment terms will apply:
1. License - 50% due on agreement execution with the remaining 50% due on first software delivery.

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2. Installation - due upon completion of initial installation

3. Training - due upon completion of training.

4. Travel and all associated out of pocket expenses - due as incurred.

5. Customer Support Fees - due ninety (90) days following Commencement Date and then annually thereafter.

6. Third Party fees - due and payable upon delivery.

QuadraMed reserves the right to ship software within 30 days of agreement execution.

5. INSTALLATION
---------------

a. Licensee will provide a direct telephone line for the purposes of remote system diagnostics, maintenance, and interface development for a single PC. Licensee will install PCAnywhere software on the selected PC. Licensee acknowledges that a knowledgeable telecommunications person is on staff at the authorized facility to assist I establishing the remote connection. In the event that the remote diagnostic connection can not be established, Licensee will be billed the additional fees for on-site assistance in completing the remote diagnostic connection in addition to all out-of-pocket expenses.

b. QuadraMed will provide on-site installation if it is appropriate for Licensee. QuadraMed shall decide if on-site installation is appropriate for the Licensee. The fee for on-site installation is $1,500 per day plus travel and expenses. Prior to on-site installation of the Product, Licensee will purchase, configure, and install all required hardware and operating system software in accordance with the specifications provided by the respective manufacturer. Licensee acknowledges they have sufficient in-house Microsoft Windows expertise to install and configure the workstations to effectively run the Product in Licensee's current environment.

c. Remote-Installation: The modem and software must be connected prior to calling QuadraMed's Technical Support for remote installation assistance. In the event Licensee initiates call(s) for telephone support for Product issues that are diagnosed to result from Licensee's self-installation of the Product, Licensee may be referred to a QuadraMed Technology Specialist who will assist Licensee at a pre-scheduled time and duration over the telephone to rectify their installation issues. QuadraMed reserves the right to charge fees in the amount of $1,500 per day for remote-installation telephone support services that cumulatively take two hours or more to remedy.

     If during the course of telephone consultation it is mutually determined that on-site resolution is the most appropriate choice to resolve Licensee's installation problems or subsequent problems with Licensee-supplied hardware or Licensee-installed third party software, QuadraMed will perform on-site problem resolution. The costs associated with on-site problem resolution will be billed to Licensee at the then current rate for on-site installation, plus the out-of-pocket expenses actually incurred. Licensee will be responsible for any costs associated with replacing, upgrading, or removing conflicting Licensee-supplied hardware or third party software.

6. TRAINING
-----------

a. QuadraMed will conduct on-site Product training for Licensee. The fee for the training is $1,500 per day plus travel and expenses. QuadraMed will determine the number of training days necessary based on the number of licensed users. Licensee will provide a training classroom and the appropriate computer equipment pre-loaded with the Product for the training sessions.

b. Basic Windows operating skills are a prerequisite for all participants prior to Product training.

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Licensee acknowledges that all users have been adequately trained in the use of the Microsoft Windows operating system. Windows operating system training is not a part of the Training covered by this Agreement.

7. CUSTOMER SUPPORT PROGRAM
---------------------------

1. During the warranty period of ninety (90) days following the Commencement Date and thereafter as long as Licensee subscribes to and pays for Customer Support services and keeps it account with QuadraMed current, QuadraMed agrees that it will use reasonable best efforts to:

     A. Supply corrections for problems that QuadraMed diagnoses as defects in the currently supported version of the Product and will provide Licensee with any known problem solutions relating to the Product as such solutions become known to QuadraMed; supply corrections for inaccuracies within the database that have been brought to the attention of QuadraMed.

     B. Provide Licensee with Updates, including changes to the Product or databases to reflect current information, such as modifications, refinements or enhancements that result from the usual Product maintenance process, which QuadraMed elects to incorporate and make a part of Product and does not separately price or market.

     C. Provide appropriate documentation for the use and installation of the software.

     D. Provide remote, telephone consultation from 8:00 a.m. to 8:00 p.m., Eastern Standard Time, Monday through Friday, exclusive of QuadraMed's business holidays.

     E. Provide remote maintenance se3rvices on all software Products using a 56.6Kbps modem and remote access telecommunications software.

     F. Provide on-site support, if requested and at mutually agreeable times, at QuadraMed's then standard rates, plus reimbursement for all travel and out-of-pocket expenses actually incurred.

     G. Provide Licensee with all HCFA-mandated changes to the Software, all ICD-9-CM code changes and errata as noted by the AHA Coding Clinics, and all CPT code changes and errata as released by the AMA QuadraMed's right to provide CPT code changes in the Product is dependant upon continuing contractual relations with AMA. QuadraMed reserves the right to charge additional fees for such changes.


2.   Licensee acknowledges the following:

     A. Licensee will, at its expense, purchase and install the 56.6Kbps modem in at least one of its computers licensed to use the Product, acquire compatible telecommunication software, and provide easy access to a telephone line dedicated to data transmission.

     B. Licensee will provide a suitable location and environment for the Product, the computer, and such other hardware and software as shall be required to operate the Product.

     C. Licensee will comply with installation documentation, and will maintain current back-up copies of its data, of administration tables, and of any purchased interface. Licensee shall be responsible for the maintenance of all tables (e.g. cost outlier tables, synonyms, reimbursement rates, etc.) the means for such maintenance is included in the Product.

     D. Licensee will promptly implement all corrections, and any and all Updates supplied by QuadraMed to Licensee. QuadraMed shall not be required to provide Customer Support for any preceding version after 90 days of delivery of any correction or Upgrade.

     E. So long as QuadraMed is obligated to maintain the Product, Licensee will not alter or adjust the Product. Such altering or adjusting of the Product will void any and all warranties provided hereunder. QuadraMed shall not be required to provide Customer Support for any version of any Product which has been altered or adjusted by Licensee.

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     F.   QuadraMed shall not be obligated to provide Customer Support for
          Products used in conjunction with hardware or operating system configurations other than those meeting the minimum approved specifications as provided by QuadraMed. QuadraMed reserves the right to require Licensee to seek assistance from an authorized hardware service vendor to assure compliance with configuration requirements.

3. Chargeable Support. Licensee will reimburse QuadraMed for time and expenses incurred by QuadraMed in connection with the support provide which is not necessitated by defects or non-conformities in the Product, including time and expenses incurred relative to rendering any computer or LAN capable of operating the Product. Nothing contained in this Section shall require QuadraMed to respond to particular requests or complaints by Licensee, except as otherwise specifically contained herein. QuadraMed assumes no responsibility to support the operating system or Licensee's hardware.

4. Nothing in this Section shall obligate QuadraMed to customize the Product for Licensee, develop particular new features, or modify Product for use on a different CPU.

5. QuadraMed agrees that it will not discontinue Customer Support for any current module or application of Product licensed hereunder unless QuadraMed has first given Customer not less than 90 days prior written notice of such discontinuance or unless the Product License is terminated by QuadraMed. Licensee may terminate Customer Support at any time following forty-five days prior written notice.


8. THIRD PARTY PRODUCTS AND SERVICES
------------------------------------

QuadraMed makes no warranties regarding software not developed or manufactured by QuadraMed. All third party products and services listed on this Order Form are licensed under the following conditions:

     a. upon the terms of a separate license and support agreement, if provided, which may be shrink wrapped; or

     b. WITH THIRTY DAY MEDIA WARRANTY ONLY AND OTHERWISE "AS IS" WITHOUT WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE EXPRESS WARRANTIES IN THE ABOVE-REFERENCED AGREEMENT, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON -INFRINGEMENT THAT QUADRAMED EXPRESSLY DISCLAIMS. FURTHER, QUADRAMED MAKES NO EXPRESS WARRANTY, OR OTHERWISE, ON BEHALF OF ITS THIRD-PARTY LICENSORS.

QuadraMed makes no warranties regarding the accuracy or completeness of data or information provided by HCFA, AMA or any other third party. QuadraMed's and AMA's sole responsibility shall be to use reasonable efforts to correct known defects in the Product. QuadraMed and AMA specifically disclaim any liability for any consequences due to use, misuse or interpretation of information.

9. Year 2000 Compliance
-----------------------

QuadraMed warrants that the software is Year 2000 Compliant as of the dates indicated in the QuadraMed's Year 2000 Readiness Disclosure, current revision. For purposes of this addendum, "Year 2000 Compliant" shall mean that the Software will (I) accurately address, present, produce, store and calculate data involving dates beginning with January 1, 2000 and will not product abnormally ending or incorrect results involving such dates as used in any forward or regression date based function; and (ii) provide that all "date" related functionality's and data fields include the indication of century and millennium, and will perform calculations which involve a four-digit year field.

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Notwithstanding the foregoing, Customer acknowledges and agrees that (I) the
Software does not identify or remedy Year 2000 problems in third party operating systems or other applications not supplied by QuadraMed and (ii) the Software operates with the date information it receives; thus, if incorrect date information is provided by the user, the operating system or from any other external product or other source, this information will be used by the Software as received. The foregoing Year 2000 Compliant warranty of QuadraMed shall not apply to Year 2000 problems caused by such external sources.

10. U.S. Government Rights

This product includes CPT which is commercial technical data and/or computer data bases and/or commercial computer software and/or commercial computer software documentation, as applicable which were developed exclusively at private expense by the American Medical Association, 515 N. State Street, Chicago, Illinois, 60610. U.S. Government rights to use, modify, reproduce, release, perform, display, or disclose these technical data and/or computer data bases and/or computer software and/or computer software documentation are subject to the limited rights restrictions of DFARS 252,227-7015(b)(2) (June
1995) and/or subject to the restrictions of DFARS 227.7202-1(a) (June 1995) and DFARS 227.7202-3(a) (June 1995), as applicable for U.S. Department of Defense procurements and the limited rights restrictions of FAR 52.227-14 (June 1987) and/or subject to the restricted rights provisions of FAR 52.227-14 (June 1987) and FAR 52.227-19 (June 1987), as applicable agency FAR Supplements, for non-Department of Defense Federal procurements.


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                                    EXHIBIT A
                             Description of Software

nCoder+(TM)

nCoder+(TM) is software which performs the following functions:

o    ICD-9-CM encoder with freeform text entry capability
o    DRG grouper
o    Clinical code editor, including all MCE edits
o    DRG Analyzer, featuring DRG Pro and Alternate Principal Diagnosis


The Coder's Bookshelf

o Full Text AHA Coding Clinic. The full text of each relevant Coding Clinic reference, as published by the American Hospital Association.
o Online access to a Micro-Medix Drug Database to look up all the clinical indications associated with a specific drug - or look up all the drugs prescribed for a specific clinical indication.
o Stedman's Electronic Medical Dictionary. Check the spelling and definition of a medical term.
o Laboratory Values Alert. Determine what a specific laboratory test is used for and what treatment may be associated with a specific laboratory value documented in the record.
o    Anatomy Graphics module ADAM Interactive Anatomy
o Clinical Indicators. Expanded clinical information for ICD-9-CM diagnosis and procedures coeds including disease definition, treatment and documentation.
o    AMA CPT Assistant

Note: QUADRAMED reserves the right to change the components of the Coder's Bookshelf at any time at its sole discretion.

CPT Master

CPT Master is software that performs the following functions:

     o    CPT Encoder
     o    ICD-9-CM/CPT crosswalk

CPT Encoder

o CPT Master comes equipped with Smartips, which display specific instructional notes to code procedures.
o Synonym Table allows users to program CPT Master to recognize their facility-specific terminology and abbreviations.
o CPT Master allows each facility to enter custom User Notes for further specific coding instruction.
o Reimbursement for Ambulatory Surgery Centers is automatically calculated as CPT codes are assigned.

ICD-9-CM/CPT Crosswalk

o Crosswalk from the ICD-9-CM procedure codes to the appropriate CPT coeds and from CPT to ICD-9-CM.
o Will access the full text of the CPT books so that modifications can be made to CPT code selection if necessary.


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                                    ADDENDUM
                                       TO
                           STANDARD PURCHASE AGREEMENT


This addendum to the Standard Purchase Agreement by and between QuadraMed Corporation, ("QuadraMed"), formerly Medicus Corporation, and MedGroup Corporation ("Client"), dated December 4, 1997, is entered into this 13th day of December 1999.


RECITAL:
--------


1. The attached Order Form containing terms and conditions of license for the QuadraMed nCoder+ is hereby incorporated into this Addendum.

2. Client and QuadraMed intend by this Addendum to include additional software modules or capabilities to the definition of "Software" under the Standard Purchase Agreement.

AGREEMENT

1. Meaning of Terms. All capitalized terms herein, unless otherwise defined, shall have the same meanings as in the Standard Purchase Agreement.

2. Expansion of the "Software". The parties do hereby agree that, upon execution of this Addendum, the term "Software" shall be amended to include the QuadraMed software included on the attached Order Form, as originally delivered to Client under this Addendum; the media; the user guides and manuals for use of the software ("Documentation") and any changes to the software, databases or technical specifications to reflect current information as may be required ("Updates") that Client may be provided under Customer Support services.

3. Migration and License. In connection with the licensure of the Software, Client agrees to pay to QuadraMed the fees and associated costs set forth on the attached Order Form, subject to the terms of payment and other terms and conditions set forth thereon.

4. Warranty and Exclusive Remedy. QuadraMed warrants that for a period of 90 days from the Addendum Execution Date each unmodified Product for which the Licensee has a Supported Product License will perform the functions described in the Documentation when operated on the Designated System. For breach of this warranty Licensee's exclusive remedy shall be the correction of Product errors that cause breach of the warranty, or if QuadraMed is unable to make the Products operate as warranted, Licensee shall be entitled to recover the fees paid to QuadraMed for the Product license or Update as applicable and shall cease using the applicable Product or Update. Further, QuadraMed warrants that services will be performed consistent with generally accepted industry standards. For breach of this warranty Licensee's exclusive remedy shall be the re-performance of the services, or if QuadraMed is unable to perform the services as warranted, Licensee shall be entitled to recover the fees paid to QuadraMed for the unsatisfactory services. The above warranty is exclusive and in lieu of all other warranties, whether express or implied, including the implied warranties of merchantability and fitness for a particular purpose. QuadraMed does not warrant that the Products will meet Licensee's requirements, that the Products will operate in the combinations which Licensee may select for use, that the operation of the Products will be uninterrupted or error-free, or that all Product errors will be corrected.

5. Limitation of Liability. In no event shall either Party be liable for any indirect, incidental, special or consequential damages or damages for loss of profits, revenue, data or use uncured by either Party or any third party, whether in an action in contract or tort, even if the other Party or any other person has been advised of the possibility of such damages. QuadraMed's liability for damages hereunder shall in no event exceed the amount of fees paid by Licensee under this Addendum, and if such damages result from Licensee's use of the Software or services, such liability shall be limited to fees paid for the relevant Product or services giving rise to the liability, prorated over a five-year term from the Commencement Date in the case of a perpetual license or the date of performance of the applicable services. Licensee's liability for breach of its payment obligations, for breach of its nondisclosure obligations, or for breach of the scope of its license rights shall not be subject to the foregoing limitation of damages or liability. The provisions of this Addendum allocate the risks between QuadraMed and Licensee. QuadraMed's pricing reflects this allocation of risk and the limitation of liability specified herein.

6. Effect of Amendment. Unless otherwise amended by this Addendum, all other terms and conditions of the Standard Purchase Agreement shall remain in full force and effect and shall not be deemed to have been modified by this instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum on the date indicated below.

QUADRAMED CORPORATION               MEDGROUP CORPORATION


By:                                 By: /s/ William D. Cronin

Name:                               Name:  William D. Cronin

Title:                              Title: President

Date:                               Date:  12-29-99